UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2025

Sarepta Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 274-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On July 16, 2025, Sarepta Therapeutics, Inc. (the “Company”) issued a press release announcing certain of the Company’s preliminary financial results for the quarter ended June 30, 2025. A copy of this press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 2.02 of this report.

Item 2.05. Costs Associated with Exit or Disposal Activities.

Following an evaluation of its annual combined research and development and selling, general and administrative spend, the Company is undertaking a restructuring that includes a revised cost structure and program portfolio. In connection with those plans, on July 14, 2025, the Board of Directors of the Company (the “Board”) approved a reduction in force, representing approximately 36% of the Company’s workforce. As a result of this reduction in force, the Company estimates that it will record a one-time charge in the third quarter of 2025 related to employee termination benefits, including severance, between approximately $32 million and $37 million, all of which is anticipated to result in cash expenditures. The Company expects the reduction in force to be substantially completed by the end of the third quarter of 2025.

The charge that the Company expects to incur in connection with the restructuring and reduction in force is subject to a number of assumptions, and actual results may differ. The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the reduction in force.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2025, the Board appointed Ian Estepan as the Company’s President and Chief Operating Officer, Louise Rodino-Klapac, Ph.D. as the Company’s President, Research and Development and Technical Operations, and Ryan Wong as the Company’s Executive Vice President, Chief Financial Officer, each effective as of July 16, 2025. Douglas Ingram, who previously served as the Company’s President and Chief Executive Officer, will continue to serve as the Company’s Chief Executive Officer. Mr. Wong will replace Mr. Estepan as the Company’s principal financial officer and principal accounting officer.

Mr. Estepan has served as the Company’s Executive Vice President, Chief Financial Officer since December 2020. Mr. Estepan joined the Company in January 2015 as Senior Director, Corporate Affairs. From October 2016 to December 2017, he served as Executive Director, Corporate Affairs; from January 2018 to February 2019, he served as Vice President, Chief of Staff and Corporate Affairs; and from February 2019 to December 2020, he served as Senior Vice President, Chief of Staff and Corporate Affairs. Since November 2021, Mr. Estepan has served on the Board of Directors for Cellarity, a private biopharmaceutical company. Mr. Estepan currently serves as Executive Chairman of AbBC Therapies, a private biopharmaceutical company. Prior to joining the Company, Mr. Estepan managed a portfolio on the buyside at Spectra Financial Group for 15 years, overseeing a portfolio of pharmaceutical, biotech and medtech equities. Mr. Estepan received his Bachelor of Arts in psychology with a concentration in pre-medicine from Columbia University.

In connection with his appointment and expanded responsibilities, Mr. Estepan’s base salary will be increased to $800,000 and his target bonus will be increased to 65% of his base salary.

Dr. Rodino-Klapac has served as the Company’s Executive Vice President, Chief Scientific Officer since December 2020. Dr. Rodino-Klapac was additionally appointed as our Head of R&D in November 2021. Dr. Rodino-Klapac joined the Company as Vice President, Gene Therapy in April 2018. From February 2019 to December 2020, she served as our Senior Vice President, Gene Therapy. Prior to joining the Company, she served as the head of the Laboratory for Gene Therapy Research at Nationwide Children’s Hospital and co-founded and served as chief scientific officer of Myonexus Therapeutics before it was acquired by the Company in 2019. She is a National Institutes of Health (NIH) Fellow appointee and is a current board member of the Association for Regenerative Medicine, as well as a member of the American Society for Gene and Cell Therapy, and the American Academy of Neurology. She holds a Bachelor of Science degree in biology from Kings College and a Ph.D. in molecular genetics from Ohio State University.

In connection with her appointment and expanded responsibilities, Dr. Rodino-Klapac’s base salary will be increased to $800,000 and her target annual bonus will be increased to 65% of her base salary.

Mr. Wong, age 46, has served as the Company’s Senior Vice President, Strategic Finance, Treasury and Investor Relations since March 2025. From March 2022 to March 2025, he served as Vice President, Financial Strategy, Planning & Analysis and Treasury.

Mr. Wong joined the Company as Vice President, Financial Strategy, Planning & Analysis in July 2021. From June 2017 to July 2021, Mr. Wong worked at GW Pharmaceuticals plc, most recently as Vice President, Finance. He holds a Bachelor of Arts degree in Chinese language and literature from University of California Irvine and a Master's degree in accounting from the University of Southern California Marshall School of Business.

In connection with his appointment, Mr. Wong will receive a base salary of $550,000 and a target annual bonus equal to 50% of his base salary.

On July 14, 2025, as part of the reduction in force, the Company terminated the employment of Dallan Murray, the Company’s Executive Vice President, Chief Customer Officer, effective July 18, 2025. The Company entered into a Separation and Consulting Agreement and General Release (the “Agreement”), dated July 14, 2025, pursuant to which Mr. Murray will remain a consultant to the Company through January 17, 2026. Pursuant to the terms of the applicable equity award agreements, the outstanding equity awards issued to Mr. Murray as of July 14, 2025 will continue to vest through the period in which Mr. Murray continues to provide consulting services to the Company. Under the Agreement, the Company has agreed to pay Mr. Murray severance in the lump sum amount of $549,272.80, as well as a consulting fee of $400 per hour for the consulting services provided. The Company thanks Mr. Murray for his substantial contributions during a transformational period for the Company and wishes him well.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “expects,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements regarding the Company’s reduction in workforce, including the costs or charges that the Company may incur in connection with the reduction in force and expected financial results. Forward-looking statements also include those regarding Sarepta’s future business developments and actions and the timing of the same.

These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Actual results could materially differ from those stated or implied by these forward-looking statements as a result of such risks and uncertainties. Known risk factors include the following: the reduction in force may take longer or result in more significant charges or cash expenditures than anticipated or otherwise negatively impact the Company and its business plans during and after the period during which the reduction in force is being executed; the estimates and judgments the Company makes, or the assumptions on which it relies, in preparing its consolidated financial statements could prove inaccurate; and those risks identified under the heading “Risk Factors” in Sarepta’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), as well as other SEC filings made by the Company which you are encouraged to review.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated July 16, 2025
104	The cover page from this Current Report on Form 8-K of Sarepta Therapeutics, Inc., formatted in Inline XBRL and included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

Date:	July 16, 2025	By:	/s/ Douglas S. Ingram
Douglas S. Ingram Chief Executive Officer